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                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 24, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of 1st Source Monogram Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Columbus, OH
August 1, 2005